SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              SOFTNET SYSTEMS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

       Mark A. Phillips, 520 Logue Avenue, Moutain View, California 94043
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

     (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

     (5) Total fee paid:

-------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is  offset as   provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

-------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

-------------------------------------------------------------------------------

     (3) Filing party:

-------------------------------------------------------------------------------

     (4) Date filed:

-------------------------------------------------------------------------------

                              SOFTNET SYSTEMS, INC.
                                520 Logue Avenue
                         Mountain View, California 94043







                                                                January 28, 1998


Dear Shareholder:



You are cordially invited to attend the 1998 Annual Meeting of Shareholders. The meeting will be held at the SoftNet Systems, Inc. corporate offices at 520 Logue Avenue, Mountain View, California 94043, at 10:00 a.m., Pacific Standard Time on Thursday, February 26, 1998.

The formal Notice and Proxy Statement appear on the following pages and contain details of the business to be conducted at the meeting. Also enclosed for your information is the SoftNet Systems, Inc. 1997 Annual Report to Shareholders.

Your vote is very important regardless of the number of shares you own. We hope you can attend the meeting. However, whether or not you plan to attend, please sign, date and return the accompanying proxy card as soon as possible. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy if you wish and vote personally.


                                                    Sincerely,

                                                    /s/ Ronald I. Simon
                                                    ---------------------
                                                    Ronald I. Simon
                                                    Chairman of the Board

                              SOFTNET SYSTEMS, INC.
                                520 Logue Avenue
                         Mountain View, California 94043


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 26, 1998



      The Annual Meeting of Shareholders of SoftNet Systems, Inc., a New York corporation (the "Company"), will be held at the SoftNet Systems, Inc. corporate offices at 520 Logue Avenue, Mountain View, California 94043, at 10:00 a.m. Pacific Standard Time on Thursday, February 26, 1998, for the following purposes:


           1. To elect six directors to hold office for the ensuing year.


           2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only shareholders of record at the close of business on January 21, 1998 are entitled to notice of and to vote at the Annual Meeting. Whether or not you plan to attend the Meeting, please sign, date and mail the enclosed Proxy in the envelope provided which requires no postage for mailing in the United States. A prompt response is helpful, and your cooperation will be appreciated. If you later find that you can be present and you desire to vote in person, or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting by written notice to the Secretary of the Company.


                                              By Order of the Board of Directors



                                              Mark A. Phillips
                                              Secretary










January 28, 1998




WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                             SOFTNET SYSTEMS, INC.
                                520 Logue Avenue
                         Mountain View, California 94043


                                PROXY STATEMENT


                                     GENERAL

      This Proxy Statement is being mailed to shareholders of SoftNet Systems, Inc., a New York corporation ("SoftNet" or the "Company"), on or about January 28, 1998, and is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders to be held at the SoftNet Systems, Inc. corporate offices at 520 Logue Avenue, Mountain View, California 94043, at 10:00 a.m., Pacific Standard Time on Thursday, February 26, 1998 for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

Revocability of Proxies

      If the form of proxy which accompanies this Proxy Statement is executed and returned, it will be voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of stock and delivering it to the Secretary of the Company or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of the Company at SoftNet Systems, Inc., 520 Logue Avenue, Mountain View, California 94043.

Shares Outstanding and Voting Rights

      As of January 21, 1998, the record date for the Meeting, the Company had outstanding 6,974,546 shares of Common Stock and such shares are the only shares entitled to vote at the Meeting.

      A majority of the outstanding shares entitled to vote at the Meeting and represented in person or by proxy will constitute a quorum. In the election of directors, shareholders may cumulate their votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or may distribute such votes among as many candidates as the shareholder chooses, provided that votes cannot be cast for more than the total number of directors to be elected at the meeting. There are no conditions precedent to the exercise of cumulative voting rights. The Board of Directors of the Company is soliciting discretionary authority to cumulate votes. Each share has one vote on all other matters to be voted upon at the Meeting.

      If choices are not specified on the proxy, the shares will be voted for the proposal described herein. Under New York law, abstentions and broker "non-votes" will be counted towards determining the presence of a quorum. With respect to all proposals other than election of directors, abstentions and broker "non-votes" will have the effect of a negative vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote for a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Unvoted shares are termed "non-votes" when a nominee holding shares for beneficial owners may not have received instructions from the beneficial owner and may not have exercised discretionary voting power on certain matters, but with respect to other matters may have voted pursuant to discretionary authority or instructions from the beneficial owners.

      Assuming a quorum is present at the Meeting, approval of the election of Directors shall require a plurality of the votes cast according to cumulative voting rules.

Solicitation

      The Board of Directors has authorized the solicitation of proxies. Expenses incurred in the solicitation of proxies will be borne by the Company. Directors and officers of the Company may make additional solicitations in person or by telephone without additional compensation.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      At the Annual Meeting, six directors are to be elected to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The Board of Directors of the Company currently consists of six members.

      It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, all of whom are members of the present Board of Directors. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. Under the Bylaws of the Company, persons must be nominated at least forty-five days prior to the meeting; accordingly, no additional persons may be nominated at the meeting.


Nominees

      The  following  table  sets  forth  certain  information   concerning  the
nominees, all of whom are members of the present Board of Directors:

Name and Age                          Principal Occupation and Other Information


Ronald I.  Simon  (59)                Director since 1995. Chairman of the Board
                                      of the Company  since  August  1997.  Vice
                                      President and Chief  Financial  Officer of
                                      Western   Water   Company   (develops  and
                                      markets  water  supplies)  since May 1997.
                                      Director   of  Westcorp   Investments,   a
                                      wholly-owned  subsidiary  of Westcorp Inc.
                                      (holding  company  for  Western  Financial
                                      Bank)  since  1995.  Director  of  Citadel
                                      Corporation    (real   estate   investment
                                      company)  since  1995.  Chairman of Sonant
                                      Corporation (interactive voice response equipment) from 1993 to 1997.

Ian B. Aaron (37)                     Director  since 1994.  Vice  President and
                                      Assistant  Secretary  since December 1997.
                                      President  of MediaCity  World Inc.  since
                                      June 1996 and Chief Information Officer of the Company from January 1996 to June
                                      1996.  Executive Vice President of Systems
                                      Development  of Communicate  Direct,  Inc.
                                      from  October  1994 to  January  1996  and
                                      President of Communicate Direct, Inc. from
                                      1988 to October 1994.

Edward A. Bennett (51)                Director since January 1998. President and
                                      Chief  Executive  Officer of Bennett Media
                                      Collaborative          (new         media/
                                      Internet/technology consulting) since June
                                      1997.   Director  and  Vice   Chairman  of
                                      methodfive LLC (Internet  services)  since
                                      June    1997.     Director    of    Exceed
                                      Communications  (Internet  services) since
                                      June 1997.  President and Chief  Executive
                                      Officer      of      Prodigy      Ventures
                                      (Internet/technology investment) from June
                                      1996 to June  1997.  President  and  Chief
                                      Executive   Officer  of  Prodigy  Services
                                      Corporation  (Internet services) from 1995
                                      to June 1996.  Partner-Consultant  for Act
                                      III       Communications       (television
                                      programming) from 1994 to 1995.  President
                                      and  Chief   Executive   Officer  of  VH-1
                                      Network (television programming) from 1989 to 1994.

Lawrence B. Brilliant,M.D.,M.P.H.(53) Director since January 1998. President and
                                      Chief Executive Officer of Brilliant Color
                                      Cards  (telephone   debit/calling   cards)
                                      since 1989.  Founder and Vice  Chairman of
                                      MultiVox   Communications  and  Technology
                                      Company  (switched   telephone   reseller)
                                      since 1985. Founder, director and Chairman
                                      Emeritus  of  the  International  Telecard
                                      Association   since   1992.   Formerly   a
                                      professor at the University of Michigan and a diplomat working for the United Nations.

John G. Hamm (59)                     Director   since  1985.   Executive   Vice
                                      President  of  ARTRA  Group   Incorporated
                                      (flexible  packaging) since 1988. Director
                                      from     1984    to    1994    and    Vice
                                      President-Finance  from  1990  to  1994 of
                                      Ozite  Corporation  (textiles,   hose  and
                                      tubing). Director of Plastic Specialties and Technologies, Inc. (textiles, hose and tubing) from 1993 to January 1996.

A.J.R. Oosthuizen (62)                Director  since  1995.   Chief   Executive
                                      Officer  since August 1997.  President and
                                      Chief  Operating  Officer  of the  Company
                                      since September 1996.  President and Chief
                                      Executive    Officer    of    Micrographic
                                      Technology  Corporation from March 1989 to
                                      September 1997.

Information Concerning the Board and its Committees

      The Board of Directors currently consists of Ronald I. Simon, Ian B. Aaron, Edward A. Bennett, Lawrence B. Brilliant, John G. Hamm and A.J.R. Oosthuizen. Messrs. Bennett and Brilliant were appointed to the Board on January 8, 1998 and therefore did not participate in any Board meetings during fiscal year ended September 30, 1997. John J. McDonough resigned from his position as Chairman of the Board and Chief Executive Officer of the Company on July 29, 1997.

      There were six meetings of the Board of Directors in the fiscal year ended September 30, 1997. Each director attended at least 75% of the meetings of the Board of Directors and the Committees on which he served.

      The Audit Committee, consisting of Messrs. Hamm and Simon, had one meeting in fiscal 1997. Messrs. Hamm and Simon both attended this meeting. The duties of the Audit Committee are to recommend the appointment of auditors and to oversee the accounting and audit functions of the Company.

      During fiscal 1997, the Board of Directors collectively assumed the administrative responsibilities of the Compensation/Stock Option Committee. The Compensation/Stock Option Committee met three times during fiscal 1997, which were attended by all of the directors of the Committee.

      At the beginning of fiscal 1997, the Executive Committee consisted of Messrs. McDonough and Oosthuizen. Following the resignation of Mr. McDonough in July 1997, the Executive Committee has consisted of Messrs. Simon and
Oosthuizen. The Executive Committee did not meet during fiscal 1997. The Executive Committee has all the authority of the Board, except with respect to items requiring shareholder approval or submission, the filling of Board or Committee vacancies, fixing director compensation, amending or adopting bylaws or amending or repealing Board resolutions that are not amendable or repealable.



Director Compensation

      The Directors who were not officers of the Company or of a subsidiary, namely Messrs. Simon, Bennett, Brilliant and Hamm, receive a fee of $1,000 per month for their services as directors of the Company. Furthermore, Mr. Simon receives an additional $1,500 per month for his services as Chairman of the Board of the Company. On March 26, 1997, Messrs. Hamm and Simon each received options to purchase 7,500 shares of the Company's Common Stock. These options have a three year vesting period. Accordingly, on January 8, 1998, Messrs. Bennett and Brilliant each received similar options to purchase 7,500 shares of the Company's Common Stock.

      Messrs. Aaron and Oosthuizen each receive compensation for their services as executive officers of the Company. A description of these compensation arrangements are set forth under "Executive Compensation--Certain Agreements."

      A description of other transactions between directors and the Company is set forth below in "Certain Relationships and Related Transactions."

      The Board of Directors recommends a vote FOR the election of the named nominees.

                        SECURITIES BENEFICIALLY OWNED BY
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) of Common Stock as of December 31, 1997, except as otherwise noted, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and named executive officer and (iii) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In accordance with Rule 13d-3 under the Exchange Act, persons who have the power to vote or dispose of Common Stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock.


------------------------------------------------ -------------------- ----------
Name and Address                                 Amount and nature of   Percent
of beneficial owner                              beneficial ownership  of class
------------------------------------------------ -------------------- ----------

Ronald I. Simon...............................             -              -
c/o Western Water Company
4660 La Jolla Village Drive, Suite 825
San Diego, CA  92122

Ian B. Aaron..................................        222,429(1)        3.2%
c/o MediaCity World, Inc.
500 Logue Avenue
Mountain View, CA  94043

Edward A. Bennett.............................             -              -
632 Broadway, 10th Floor
New York, NY  10012

Lawrence B. Brilliant, M.D.,M.P.H.............             -              -
c/o MultiVox Technologies
1730 S. El Camino Real, 5th Floor
San Mateo, CA  94402

John G. Hamm..................................         44,430(2)          *
c/o ARTRA Group, Inc.
500 Central Avenue
Northfield, IL  60093

A.J.R. Oosthuizen.............................        560,214(3)        7.8%
520 Logue Avenue
Mountain View, CA  94043

R.C.W. Mauran.................................        637,349(4)        8.8%
47 Eaton Place, Flat A
London SWI, England

Joseph Rich...................................        408,587(5)        5.8%
1386 N. Green Bay Road
Lake Forest, IL 60045

John I. Jellinek..............................        378,102(6)        5.4%
350 N. Clark Street
Chicago, IL  60610

Martin A. Koehler.............................            -               -
730 Dawes Avenue
Wheaton, IL  60187

John J. McDonough.............................            -               -
100 N. Waukegan
Lake Bluff, IL  60044

All directors and executive
 officers as a group
(7 persons)...................................       835,073            11.4%

--------------------------------------------------------------------------------
* Less than 1%.

(1)   Includes 77,000 shares issuable upon exercise of options.

(2) Consists of 29,430 shares held jointly with his wife and 15,000 shares issuable pursuant to the requested exercise of a warrant on January 13, 1998.

(3) Includes 179,615 shares issuable upon conversion of 9% Convertible Subordinated Debentures and 45,667 shares issuable upon exercise of options.

(4) Includes 179,638 shares issuable upon conversion of 9% Convertible Subordinated Debentures and 81,481 shares issuable upon conversion of 6% Convertible Subordinated Secured Debentures issued by Micrographic Technology Corporation. Shares listed reflect shares held by Eurocredit Investments, Ltd., a Maltese company that is wholly-owned by Mr. Mauran.

(5)   Includes 113,500 shares issuable upon exercise of warrants.

(6) Includes (i) 200,000 shares held by Jelco Ventures, Inc. (ii) 126,602 shares held by Jelken LLC., and (iii) 51,500 shares issuable upon exercise of warrants held by Jelken LLC. Mr. Jellinek shares voting power with Philip Kenny, a former director of the Company, for all shares held by Jelken LLC.


                        EXECUTIVE OFFICERS OF THE COMPANY

Executive Officers

      The following table lists the executive officers of the Company:

Name                               Title

A.J.R. Oosthuizen................. Chief Executive Officer,  President and Chief
                                   Operating Officer

Mark A. Phillips (1).............. Secretary, Treasurer and Principal Accounting
                                   Officer

Ian B. Aaron...................... President of MediaCity World, Inc.

(1) Secretary, Treasurer and Principal Accounting Officer of the Company since August 1997. Director of Finance at Company's wholly-owned subsidiary, Micrographic Technology Corporation from February 1996 through August 1997. Corporate Controller of Petals Inc. (clothing manufacturer) from September 1994 through February 1996. Accounting Manager at Micrographic Technology Corporation prior to September 1994. Mr. Phillips is 31.

Executive Compensation

      The following table presents information with respect to all compensation awarded or paid to, or earned, during each of the last three fiscal years for services rendered to the Company and its subsidiaries, by (i) Mr. Oosthuizen, the Company's Chief Executive Officer, (ii) Mr. Aaron, the Company's only other executive officer earning in excess of $100,000 during fiscal 1997, and (iii) Mr. McDonough, the Company's former Chief Executive Officer and Mr. Koehler, the Company's former Vice President of Finance and Chief Financial Officer (collectively, the "Named Executive Officers").


                           Summary Compensation Table


                                                                                                         Long-Term
                                                                  Annual Compensation           _       Compensation
                                                                                                        Securities
                                                  Fiscal                                                Underlying
Name and Principal Position                        Year            Salary ($)        Bonus ($)          Options (#)
---------------------------                        ----            ----------        ---------          -----------
A.J.R.Oosthuizen                                   1997              200,000              -                75,000
Chief Executive Officer, President and             1996              200,000           80,000              31,000
Chief  Operating Officer                           1995                7,700              -                   -

Ian B. Aaron                                       1997              156,000              -                16,000
President of MediaCity World, Inc.                 1996              189,000              -                31,000
                                                   1995              146,000              -                   -

John J. McDonough (1)                              1997               25,000              -
Former Chairman of the Board and Chief             1996               52,500              -               100,000
Executive Officer                                  1995                  -                -                50,000
                                                                                                              -

Martin A. Koehler  (2)                             1997              114,187           10,000              18,000
Former Vice President - Finance and Chief          1996              104,800              -                25,000
Financial Officer                                  1995               30,770              -                   -



(1) On July 29, 1997, Mr. McDonough resigned from all executive positions with the Company and, as a result, his options expired.

(2) On August 29, 1997, Mr. Koehler resigned from all executive positions with the Company and, as a result, his options expired.

         The following tables present the number of stock options granted to the named executive officers during fiscal 1997, and information regarding stock option exercises and, exercisable and unexercisable options held by the named executive officers as of September 30, 1997. No options were exercised in fiscal 1997.




                                           Option Grants in Fiscal 1997



                                              Individual Grants                                             Potential Realizable
----------------------------------------------------------------------------------------------------          Value at Assumed
                                 Number of                                                                 Annual Rates of Stock
                                Securities       Percent of Total                                         Price Appreciation for
                                Underlying        Options Granted     Exercise or                               Option Term
                                  Options         to Employees in      Base Price       Expiration     ---------------------------
           Name                 Granted (#)         Fiscal Year        ($/Sh) (1)          Date            5% ($)          10% ($)
--------------------------   ----------------   -------------------  ---------------   -------------   --------------   ----------
A.J.R. Oosthuizen                 44,000                11%              $ 4.94          11/14/06            $137,000     $346,000
                                  31,000                 8%                5.00          02/09/07              97,000      247,000
Ian B. Aaron                      16,000                 4%                4.94          11/14/06              50,000      126,000
Donna M. Cangelosi                28,000                 7%                4.94          11/14/06              87,000      220,000
Dale H. Sizemore Jr.              35,000                 9%                4.94          11/14/06             109,000      276,000
John J. McDonough (2)             25,000                 6%                4.94              -                    -            -
                                  75,000                19%                5.00              -                    -            -
Martin A. Koehler (3)             18,000                 5%                4.94              -                    -            -



(1) The potential realizable value is based upon the term of the option at the time of its grant. It is calculated by assuming that the stock price on the date of the grant appreciates at the indicated annual rate, compounded annually for the entire option term, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(2) As a result of his resignation as an employee, Mr. McDonough's options expired.

(3) As a result of his resignation as an employee, Mr. Koehler's option expired.



                         Number of Securities
                        Underlying Unexercised         Value of Unexercised
                               Options                In-the-Money Options at
                        at Fiscal Year-End (#)          Fiscal Year-End ($)

     Name            Exercisable   Unexercisable    Exercisable   Unexercisable

A.J.R. Oosthuizen      10,333         95,667          18,703         171,297
Ian B. Aaron           10,333         36,667          18,703          66,367
Donna M. Cangelosi      9,385         40,000          16,987          72,400
Dale H. Sizemore, Jr.     -           35,000             -            63,350
John J. McDonough  (1)    -              -               -              -
Martin A. Koehler  (2)    -              -               -              -


(1) As a result of his resignation as an employee, Mr. McDonough's options expired.

(2) As a result of his resignation as an employee, Mr. Koehler's option expired.

                           Ten-Year Option Repricings

        On November 15, 1996, the Stock Option Committee approved a stock option repricing program to provide employee option holders additional opportunity and incentive to achieve business plan goals. All options held by employees on that date were repriced to $4.94 per share, which was the market price on such date. All other terms of the options remained the same and, accordingly, there was no change to the vesting or term of any option.

        The table below presents the required disclosure with respect to any repricing of options held by any executive officer during the last ten completed years.




                                                                                                              Length of
                                                                                                           Original Option
                                          Number of        Market Price      Exercise                      Term Remaining
                                         Securities         of Stock at      Price at                        at Date of
                                         Underlying           Time of         Time of          New          Repricing or
                                       Options Repriced    Repricing or    Repricing or     Exercise          Amendment
Name                        Date         or Amended          Amendment       Amendment        Price           (Years)
----                        ----         ----------       --------------  --------------  -------------    ---------------

A.J.R. Oosthuizen          2/28/96         31,000              $ 8.25         $ 12.75         $ 8.25             9.6
                          11/15/96           (1)               $ 4.94         $  8.25         $ 4.94             8.9

Ian B. Aaron               2/28/96         31,000              $ 8.25         $ 12.75         $ 8.25             9.6
                          11/15/96           (1)               $ 4.94         $  8.25         $ 4.94             8.9

Mark A. Phillips           2/28/96          8,000              $ 8.25         $  8.50         $ 8.25             9.9
                          11/15/96           (1)               $ 4.94         $  8.25         $ 4.94             9.3

John J. McDonough  (2)    11/15/96         50,000              $ 4.94         $  8.25         $ 4.94             9.3

Martin A. Koehler  (2)     2/28/96         25,000              $ 8.25         $  8.50         $ 8.25             9.4
                          11/15/96           (1)               $ 4.94         $  8.25         $ 4.94             8.7

John I. Jellinek  (2)      2/28/96         55,000              $ 8.25         $ 12.75         $ 8.25             9.6

Dale H. Sizemore  (3)      2/28/96         31,000              $ 8.25         $ 12.75         $ 8.25             9.6


(1) Options repriced on February 28, 1996 were further repriced on November 15, 1996 (except options held by Messrs. Jellinek and Sizemore which had previously expired), at the then current market price of $4.94.

(2) As a result of their resignation as employees, options granted to Messrs. McDonough, Koehler and Jellinek expired.

(3) As a result of his resignation as an executive officer in June 1996, Mr. Sizemore's option expired. Subsequently, in October 1996, Mr. Sizemore rejoined the Company as President of Kansas Communications, Inc., a wholly-owned subsidiary of the Company.

SoftNet Systems, Inc. Incentive Compensation Plan

         In 1995, the Company adopted the SoftNet Systems, Inc. Incentive Compensation Plan for the executive officers and certain other senior employees of the Company and its subsidiaries (the "Bonus Plan"). Under the Bonus Plan, a target bonus is established for each participant based upon a percentage ranging from 0% to 90% of his or her base compensation. Payment of a bonus is dependent upon the achievement of individual and Company performance goals. The Bonus Plan is administered by the Board of Directors. With respect to fiscal 1997, certain employees of Micrographic Technology Corporation collectively earned $76,600 under the Bonus Plan and certain employees of Kansas Communications, Inc. collectively earned $64,500 under the Bonus Plan.

Certain Agreements

           On  September  15,  1995,  Micrographic  Technology  Corporation,   a
wholly-owned subsidiary of the Company ("MTC"), entered into an employment agreement with Mr. Oosthuizen, a director of the Company, pursuant to which Mr. Oosthuizen became President of MTC. During fiscal 1997, Mr. Oosthuizen was named Chief Executive Officer of the Company. Mr. Oosthuizen receives an annual salary of $200,000 plus a bonus of up to 90% of his base salary as determined by the Board of Directors in accordance with the Company's Bonus Plan. No bonus was paid to Mr. Oosthuizen with respect to fiscal 1997. The employment agreement, which terminates on September 15, 1998, contains confidentiality and noncompetition provisions.

         On October 28, 1994, Communicate Direct, Inc., a wholly-owned subsidiary of the Company, entered into an employment agreement with Ian B. Aaron, a director of the Company. The employment agreement, which contained confidentiality and noncompetition provisions, expired on September 30, 1997. Mr. Aaron, the President of MediaCity World, Inc., a wholly-owned subsidiary of the Company, receives an annual salary of $156,000 plus a bonus of up to 60% of his base salary as determined by the Board of Directors in accordance with the Company's Bonus Plan. No bonus was paid to Mr. Aaron with respect to fiscal 1997.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


         The Compensation Committee is responsible for the Company's executive compensation policies and for annually determining the compensation to be paid to the executive officers of the Company. During fiscal 1997, the Board of Directors assumed all of the responsibilities of the Compensation Committee.

Overview and Philosophy

         The executive compensation program of the Company is intended to provide overall levels of compensation for the executive officers which are competitive for the industries and the geographic areas within which they operate, the individual's experience, and contribution to the long-term success of the Company. The Board believes that its task of determining fair and competitive compensation is ultimately judgmental.

         The program is composed of base salary, annual incentive compensation, equity based incentives, and other benefits generally available to all employees. As of September 30, 1997, options on 468,000 shares of the Company's Common Stock were outstanding and 400,000 options were granted to employees during the fiscal year ended September 30, 1997.

Base Salary

         The base salary for each executive is intended primarily to be competitive with companies in the industries and geographic areas in which the Company competes. In making annual adjustments to base salary, the Board also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chief Executive Officer and Chief Operating Officer. The Board considers all such data; it does not prescribe the relative weight to be given to any particular component.

Annual Incentive Compensation

         Annual incentive compensation is ordinarily determined by a formula which considers the overall operations and financial performance of the Company and its subsidiaries.

Long-term Incentives

         In general, the Board believes that equity based compensation should form a part of an executive's total compensation package. Stock options are granted to executives because they directly relate the executive's earnings to the stock price appreciation realized by the Company's shareholders over the option period. Stock options also provide executives the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option was determined by factors similar to those considered in establishing base salary.

Stock Option Repricing Program

         On February 28, 1996, the Board of Directors approved a stock option repricing program to provide employee option holders additional opportunity and incentive to achieve business plan goals. The exercise prices for all options held by employees on that date were repriced to $8.25 per share, which was the market price on that date. All other terms of the options remained the same and, accordingly, there was no change to the vesting or term of any option. In addition, on November 15, 1996, the Board of Directors approved an additional stock option repricing program to further provide employee option holders with additional opportunity and incentive to achieve business plan goals. All options held by employees on November 15, 1996 were repriced to $4.94 per share, which was the market price on that date.

Other

         Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate. Together with perquisites, these benefits did not exceed 10% of any executive's combined salary and bonus in fiscal 1997.

Compensation for the Chief Executive Officer

         The Board applies the same standard in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. However, there are procedural differences. The Chief Executive Officer does not participate in setting the amount and nature of the compensation. Mr. Oosthuizen did not receive a bonus for fiscal 1997.

         The Board does not expect that Section 162(m) of the Internal Revenue Code will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future.

         This report is submitted by the Board of Directors of the Company, as of the fiscal year ended September 30, 1997.

                                    Ronald I. Simon, Chairman
                                    Ian B. Aaron
                                    John G. Hamm
                                    A.J.R. Oosthuizen



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As of November 1996, the Board of Directors assumed all of the responsibilities of the Compensation Committee. Mr. Oosthuizen, a director, is the Chief Executive Officer of the Company and Mr. Aaron, a director, is the President of MediaCity World, Inc. In addition, Mr. McDonough, who resigned on July 29, 1997, was formerly the Company's Chief Executive Officer and Chairman of the Board.

                                PERFORMANCE GRAPH

         Set forth below is a comparison of the total shareholder return on the Company's Common Stock for the period beginning September 30, 1992 and ending September 30, 1997 with the total shareholder return for the same period for the AMEX Stock Market Index (a broad equity market index which includes the stock of companies traded on the AMEX) and the AMEX Computer Programming, Data Processing, & Other Computer Related Services Industrial Index (an index including companies with primary SIC 7370-7379). The total shareholder return reflects the annual change in share price, assuming an investment of $100.00 on September 30, 1992 plus the reinvestment of dividends, if any. No dividends were paid on the Company's Common Stock during the period shown. The return shown is based on the annual percentage change during each fiscal year in the five year period ended September 30, 1997. The stock price performance shown below is not necessarily indicative of future stock price performance.






















Value of $100.00 invested on September 30, 1992


                                            9/30/92       9/30/93       9/30/94       9/30/95       9/29/96       9/30/97
                                           ---------     ---------     ---------     ---------     ---------     ---------

SoftNet Systems, Inc.                       $ 100.00      $ 203.45      $ 358.62      $ 748.77      $ 321.84      $ 354.68

AMEX Stock Market Index                     $ 100.00      $  90.50      $ 126.56      $ 155.73      $ 158.72      $ 199.79

AMEX Computer Industrial Index              $ 100.00      $ 129.29      $ 133.14      $ 193.06      $ 211.90      $ 301.49


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During fiscal 1997, Communicate Direct, Inc., a wholly-owned subsidiary of the Company ("CDI"), sold its operations that support its Fujitsu maintenance base in the Chicago metropolitan area to a new company formed by John I. Jellinek, a former director, president and chief executive officer of the Company and currently a 5.4% shareholder of the Company, and Philip Kenny, a former director of the Company. The buyer acquired certain assets in exchange for a $209,000 promissory note and the assumption of trade payables of at least $624,000. In addition, at the closing the buyer paid off $438,000 of existing Company bank debt and entered into a sub-lease of CDI's facility in Buffalo Grove, Illinois. At the closing, the buyer merged with Telcom Midwest, LLC. and Messrs. Jellinek and Kenny and two other shareholders of the merged company personally guaranteed obligations arising out of the promissory note, the sub-lease arrangement and trade payables. The personal guarantees of the promissory note are several. The personal guarantees of the sub-lease are limited to $400,000 and are on a joint and several basis. The personal guarantees of trade payables are on a joint and several basis but are limited to Messrs. Jellinek and Kenny. Concurrent with this transaction, Messrs. Jellinek and Kenny resigned from the Company's board. The transaction was approved by the disinterested members of the Company's board.

         In  June  1996,   the  Company   acquired   the   exclusive   worldwide
manufacturing rights to IMNET Systems, Inc.'s, ("IMNET") MegaSAR Microfilm Jukebox and completed and amended its obligations under a previous agreement. The Company issued a $2.9 million note for prepaid license fees, software inventory, the manufacturing rights, and certain other payables. Approximately $2.5 million was paid on this note during the fourth quarter of fiscal 1996. Subsequently, in fiscal 1997, the outstanding $410,000 promissory note was further reduced by $249,000, and a new promissory note in the face amount of $161,000 was executed. The transaction was approved by the disinterested members of the Company's board. Following the transaction, John J. McDonough and John I. Jellinek resigned from IMNET's board and James Gordon, a director of IMNET, resigned from the Company's board.

         During the fourth quarter of fiscal 1996, the Company decided to integrate the IMNET microfilm retrieval software with another software developer's product, which the Company was already distributing. The integrated product will require less IMNET software than previously assumed. As a result, the Company recorded a one-time charge of $1.5 million to write-off software inventory. Since the acquisition of the manufacturing rights from IMNET, the transfer of all of the technical and manufacturing know-how has been delayed due to technical difficulties.

         In July 1997, the Company and IMNET further amended the June 1996 Agreement. In an attempt to facilitate the technology transfer, the Company accepted an order from IMNET for the first 14 MegaSAR units to be manufactured by the Company. A portion of the payment for these initial units would be applied against the outstanding promissory note. The transfer of the technology and the parts needed for production was to have occurred no later than September 1, 1997.

         As of September 30, 1997, the transfer to the Company of the technical and manufacturing know-how for this product offering has continued to be delayed. Despite the ongoing negotiation and cooperation between the two parties, the Company determined there was a potential material risk in completing the technology transfer and getting the product to market. As a result, in the fourth quarter of fiscal 1997, the Company recorded a one-time charge to write-off the remaining $1.0 million in assets associated with this transaction. The Company is currently negotiating with IMNET to either complete the transfer or seek an alternative solution.

         During fiscal 1996, the Company sold its entire holdings in IMNET for net proceeds of $7.7 million. Accordingly, the Company recorded a gain on sale of the securities of $5.7 million.





         In fiscal 1994, the Board voted to compensate Mr. Hamm, a director of the Company, $150,000 for previously uncompensated services as a consultant rendered to the Company over the prior ten years. During that period, Mr. Hamm coordinated the preparation of public filings made by the Company, reviewed acquisition proposals and was involved in investor relations. The Board authorized Mr. Hamm to receive (i) $100,000 in cash, and (ii) either $50,000 in shares of Common Stock (10,000 shares) or 10 year warrants to purchase 16,667 shares of Common Stock at $5.00 per share, as Mr. Hamm elects. In May 1996, the Company paid Mr. Hamm $77,000 and signed a promissory note for $88,000 payable in equal monthly installments of $15,000 beginning June 1, 1996. No longer serving as a consultant to the Company, the cash payment and the promissory note fulfilled the Company's entire obligation to Mr. Hamm. At the Company's request, payments to Mr. Hamm were suspended on September 1, 1996 due to cash flow constraints. At September 30, 1996, the unpaid compensation was $44,500. Payments to Mr. Hamm resumed in fiscal 1997, and the Company's entire obligation to Mr. Hamm, with respect to this unpaid compensation, was satisfied as of January 1998.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any person holding more than ten percent of the Company's Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. During the fiscal year ended September 30, 1997, to the knowledge of the Company, all of these filing requirements were satisfied by its directors and officers, except that Mr. Ian Aaron failed to timely file his Form 5's relating to the fiscal years ended September 30, 1995 and 1996 and that Mr. Oosthuizen failed to timely file his Form 5 relating to the fiscal year ended September 30, 1996. In making this statement, the Company has relied on the written representations of its directors and officers and copies of the reports that they have filed with the Commission. The Company does not have any ten percent shareholders.

                             SHAREHOLDERS' PROPOSALS

         A shareholder proposal to be presented at the 1999 Annual Meeting must be received at the Company's executive offices, 520 Logue Avenue, Mountain View, California 94043, by no later than October 1, 1998 for evaluation as to inclusion in the Proxy Statement in connection with such Meeting.

                                  OTHER MATTERS

         Management knows of no matters, other than those referred to in this proxy statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

         It is expected that a representative of Coopers & Lybrand L.L.P., will be present at the Annual Meeting and will have the opportunity to answer any questions related to the financial statements in the 1997 annual report distributed to the shareholders with this proxy and to make a statement if he or she desires. The Board of Directors will vote on the selection of auditors for the current fiscal year at an upcoming Board Meeting.

         The Company has furnished its financial statements to shareholders in its 1997 Annual Report which accompanies this Proxy Statement. In addition, the Company will promptly provide, without charge to any shareholder, on the request of such shareholder, an additional copy of the 1997 Annual Report and the Company's most recent Form 10-K, and any amendments thereto. Requests for copies of such report should be directed to Mark A. Phillips, Secretary, 520 Logue Avenue, Mountain View, California 94043; telephone number (650)965-3700.

         You are urged to sign and return your proxy promptly.



                                               Mark A. Phillips
                                               Secretary


January 28, 1998

                                                                      PROXY CARD


                            SOFTNET SYSTEMS, INC.
            FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 26, 1998


The undersigned appoints Ian B. Aaron, Donna M. Cangelosi and A.J.R. Oosthuizen, and each of them, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of SoftNet Systems, Inc. to be held on February 26, 1998 and at any adjournments thereof, and to vote all shares of Common Stock of SoftNet Systems, Inc. which the undersigned is entitled to vote on all matters coming before said meeting.

          Dated:_______________________________________, 1998

          ___________________________________________________
                           Signature of Shareholder

          ___________________________________________________
                          Signature if held jointly


THIS  PROXY  MUST  BE  SIGNED  EXACTLY  AS  NAME  APPEARS   HEREON.   EXECUTORS,
ADMINISTRATORS, TRUSTEES, ETC., SHOULD GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER.

                         (CONTINUED ON REVERSE SIDE)

                             FOLD AND DETACH HERE


 1. To elect Ronald I. Simon,           Instruction:  Unless otherwise
    Ian B. Aaron, Edward A. Bennett,    specified in the space provided
    Lawrence B. Brilliant,              below, this proxy shall authorize the
    John G. Hamm and A.J.R. Oosthuizen  proxies named herein to cumulate all
    as the six directors of the         votes which the undersigned is
    Company to serve until the next     entitled to cast at the annual
    Annual Meeting and until their      meeting for, and to allocate such
    successors shall be elected and     votes among, one or more of the
    qualify:                            nominees listed to the left as such
                                        proxies shall determine, in their
                                        sole and absolute discretion, in
           FOR       WITHHELD           order to maximize the number of such
                                        nominees elected to the Company's
           / /         / /              Board of Directors.  To specify a
                                        different method of cumulative
                                        voting, write "Cumulative For" and
                                        the number of Shares and the name(s)
 FOR, except vote withheld for the      of the nominee(s) in the space
 following nominees:                    provided below.

 ____________________________________   ____________________________________

2. To consider and
   transact such other
   business as may
   properly come before
   the Annual Meeting or
   any adjournment thereof.


   FOR  AGAINST  ABSTAIN

   / /    / /      / /

                   PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                   PROCESSING EQUIPMENT WILL RECORD YOUR VOTES
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE